UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2018

AMCON DISTRIBUTING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-15589	47-0702918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7405 Irvington Road, Omaha NE 68122
(Address of principal executive offices) (Zip Code)

402-331-3727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

ITEM 8.01           RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 18, 2018, the board of directors of AMCON Distributing Company ("Company") authorized the repurchase of up to 75,000 shares of the Company's common stock in any combination of open market or privately negotiated transactions. This share repurchase authorization replaces the authorization previously provided by the board of directors for the repurchase of shares, which was terminated.

Under this share repurchase authorization, the Company may repurchase shares from time to time, in amounts, at prices, and at such times as management deems appropriate, subject to market conditions, legal requirements and other considerations. It is anticipated that any repurchases under this authorization would be funded from cash on hand and available borrowings under the Company's existing revolving credit facility. The Company is not obligated to repurchase any specific number of shares and this share repurchase authorization may be suspended, modified or terminated at any time without prior notice.

The information in this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information set forth in this report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCON DISTRIBUTING COMPANY
(Registrant)

Date:	May 23, 2018	/s/ Andrew C. Plummer

		Name:	Andrew C. Plummer
		Title:	Vice President & Chief Financial Officer

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